Exhibit 10.2

Amendment No. 4 to Executive Employment Agreement

This Amendment No. 4 to the Executive Employment Agreement (the “Fourth Amendment”) is entered into as of June 10, 2019 by and among Tapinator, Inc., a Delaware corporation (the “Company”) and Andrew Merkatz (“Employee”).

RECITALS

WHEREAS, the Company and Employee are parties to that certain Executive Employment Agreement made as of May 7, 2015 (the “Original Agreement”) and the Company and Employee subsequently entered into that certain Amendment No. 1 to Executive Employment Agreement made as of August 25, 2016 (the “First Amendment”), that certain Amendment No. 2 to Executive Employment Agreement made as of March 31, 2017 (the “Second Amendment”) and that certain Amendment No. 3 to Executive Employment Agreement made as of April 1, 2018 (the “Third Amendment”); and

WHERES, the Company and Employee desire to amend the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment as set forth in this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Employee and the Company agree as follows:

1.     Incorporation of Recitals; Defined Terms. The recitals set forth above are hereby incorporated by reference into this Fourth Amendment. Capitalized terms used, and not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.

2.     Amendments to Original Agreement.

(a)     As of the date hereof, Section 1 of the Original Agreement and Third Amendment is deleted and replaced in its entirety with the following:

“The term of the Original Agreement, including all amendments thereto, shall commence on June 1, 2015 and continue through June 30, 2022 (“Term”), unless otherwise terminated as set forth in the Original Agreement. The Term shall automatically renew for the two-year period beginning July 1, 2022 and ending June 30, 2024 (the “Renewal Term”) unless either party provides written notice to the other party of non-renewal on or before April 31, 2022.”

3.     Miscellaneous. The Original Agreement, the First Amendment, the Second Amendment, Third Amendment and this Fourth Amendment contain the entire understanding of the Company and Employee with respect to the subject matter hereof, and supersede all prior representations, agreements and understandings relating to the subject matter hereof, including but not limited to the Fourth Amendment. In the event of an inconsistency between the terms of the Original Agreement and the Fourth Amendment with respect to the matters the subject matter hereof, this Fourth Amendment will govern.   Except as explicitly amended by this Fourth Amendment, the Original Agreement and the Third Amendment and Fourth Amendment shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

                 In Witness Whereof, the Company and Employee have caused this Amendment No. 4to Executive Employment Agreement be executed and as of the date referenced above.

Company:

tapinator, inc.

By: /s/ Ilya Nikolayev

Name: Ilya Nikolayev

Title:   Chief Executive Officer

employee:

By: /s/ Andrew Merkatz

Name: Andrew Merkatz

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